SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2003

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Video City, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-14033

95-3897052

(Commission File Number)

(I.R.S. Employer Identification No.)

5060 California Avenue, Suite 401, Bakersfield, CA

93309

(Address of Principal Executive Offices)

(Zip Code)

(661) 843-5553

Registrant's Telephone Number, Including Area Code

4800 Easton Drive, Suite 108, Bakersfield, CA  93309

(Former Name or Former Address, if Changed Since Last Report)

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Item 2.

Acquisition or Disposition of Assets.

On October 1, 2003, Video City, Inc. (the “Company”) sold twelve of its retail video stores to M.G. Midwest, Inc., an affiliate of Movie Gallery, Inc. (collectively, “Movie Gallery”).  The sale of the twelve stores was made pursuant to an Asset Purchase Agreement, dated as of June 20, 2003, by and between the Company and Movie Gallery (the “Asset Purchase Agreement”), a copy of which is included as Exhibit 2.1 to this report and incorporated herein by reference.  The twelve stores sold represented all of the remaining retail video stores of the Company other than the two stores located in Ventura, California.  The aggregate purchase price for the twelve sold stores consisted of cash in the amount of $3,250,000, and was determined as a result of arms-length negotiations between the Company and Movie Gallery.  $50,000 of the purchase price was held back by Movie Gallery, pending the determination by Movie Gallery, on or before December 31, 2003, that there are no outstanding claims or liabilities related to the assets sold.

At the time of the sale there were no material relationships between the Company and Movie Gallery or any of its shareholders or affiliates, on the one hand, and the Company, any of the Company’s affiliates, any director or officer of the Company or any associate of any such director or officer, on the other hand.

In addition on October 10, 2003, the Company sold one of its stores located in Ventura, California to an entity controlled by Timothy L. Ford.  The purchase price for such sale was $180,000, consisting of a promissory note issued by such entity in the amount of $157,083 and the assumption by such entity of certain of the Company’s accounts payable to a product supplier in the amount of $22,917.  The purchase price offered by the entity controlled by Mr. Ford was the highest bid offered by any party, and constituted a multiple of cash flow of approximately 5X.  The transaction between the Company and the entity controlled by Mr. Ford took place as a result of arm’s length negotiations between the Company and such entity.  Mr. Ford resigned as the Chief Executive Officer and President of the Company on October 9, 2003.  The Company closed the other Ventura, California store and sold the inventory for such store.

In November 2002, the Company had sold 19 of its retail video stores, then representing all stores owned by the Company outside of California, to Movie Gallery.  In May 2003, the Company had sold two its retail video stores, located in Salinas and San Francisco, California to Movie Gallery.

After the sales described above, the Company does not own any operating assets, and is currently exploring all possibilities regarding future plans for its business, if any.

The foregoing description of the terms of the asset purchase agreements does not purport to be complete statements of the parties' rights and obligations thereunder, and is qualified in its entirety by reference to the applicable asset purchase agreements.

Item 5.

Other Events and Regulation FD Disclosure

On October 9, 2003, Timothy L. Ford resigned as Chief Executive Officer and President of the Company.  As described above, Mr. Ford purchased one of the Company’s stores located in Ventura, California.  On October 13, 2003, Rudolph R. Patino resigned as the Chief Financial Officer and a member of the board of directors of the Company.  On October 17, 2003, Robert Y. Lee resigned as the Chairman of the board of directors of the Company.  The Company moved its principal executive offices to 5060 California Avenue, Suite 401, Bakersfield, CA, 93309.

A press release announcing the sale of the Company’s stores is filed as Exhibit 99.1 hereto.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as statements of the Company’s plans, activities, expectations and intentions, that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to:  the company’s future plans for its business, if any; the availability of financing and capital resources; the company’s ability to achieve value from its remaining assets; the company’s ability to manage its financial and other obligations and liabilities; and other factors discussed herein and in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

Item 7.

Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
N/A
(b)	Pro forma financial information.

It is impracticable for the Company to file pro forma financial information required by Article 11 of Regulation S-X at this time. Such financial information will be filed by amendment to this current report on Form 8-K as soon as practicable.

(c)	The following exhibits are filed as part of this current report on Form 8-K:

Exhibit No.	Description
2.1

Asset Purchase Agreement dated as of June 20, 2003, between Video City, Inc. and M.G. Midwest, Inc. (previously filed as an exhibit to Video City’s quarterly report on Form 10-QSB for the fiscal quarter ended April 30, 2003, and incorporated herein by reference)

2.2	Asset Purchase Agreement dated as of October 10, 2003, between Video City, Inc. and 3 XTREME ENTERPRISES.
99.1	Press release issued November 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2003	VIDEO CITY, INC. (Registrant) By: /s/ Name: Gerald Weber Title: Director By: /s/ Name: Barry Collier Title: Director By: /s/ Name: David Ballstadt Title: Director

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EXHIBIT INDEX

Exhibit No.	Description
2.1

Asset Purchase Agreement dated as of June 20, 2003, between Video City, Inc. and M.G. Midwest, Inc. (previously filed as an exhibit to Video City’s quarterly report on Form 10-QSB for the fiscal quarter ended April 30, 2003, and incorporated herein by reference)

2.2	Asset Purchase Agreement dated as of October 10, 2003, between Video City, Inc. and 3 XTREME ENTERPRISES.
99.1	Press release issued November 17, 2003.